U.S. Trust Hedge Fund Management, Inc.

               PROXY VOTING POLICIES AND PROCEDURES

      U.S. Trust Hedge Fund Management, Inc. (the "Adviser") provides investment advisory services to private investment funds and registered investment funds (each a "Client"), whose investment program primarily involves investing fund assets in private investment funds (each, a "Fund" and collectively, the "Funds"). The Adviser has authority to vote proxies relating to, or give approval/consent to amendments proposed by, such Funds.

      The Securities and Exchange Commission (the "SEC") has adopted Rule 206(4)-6 under the Investment Advisers Act. Under this rule, registered investment advisers that exercise voting authority over client securities are required to implement proxy voting policies and describe those policies to their clients.

      The Portfolio Manager is responsible for making all proxy voting decisions in accordance with these proxy voting policies and procedures (the "Policies"). The Adviser is responsible for the actual voting of all proxies in a timely manner, while the Compliance Officer is responsible for monitoring the effectiveness of the Policies. (See Section IV. "Procedures for Proxies".)

      The Policies attempt to generalize a complex subject. The Adviser may, from time to time, determine that it is in the best interests of the Client to depart from specific policies described herein. The rationale for any such departure will be memorialized in writing by the Compliance Officer.

      To the extent that the Adviser invests or holds a portion of a Client account's assets in securities other than interests in Funds (i.e., publicly-traded securities), the Adviser will utilize the proxy voting policies set forth in Appendix A attached hereto. To the extent any policy in the Appendix conflicts with a specific policy herein, the policy herein will control.

I.    General Policy

      The general policy is to vote proxy proposals, amendments, consents or resolutions relating to Funds (collectively, "proxies") in a manner that serves the best interests of the Client managed by the Adviser, as determined by the Adviser in its discretion, taking into account relevant factors, including:

      - the impact on the value of the returns of the Fund;

      - the attraction of additional capital to the Fund;

      - alignment of Management's (as defined below) interests with Fund Owners' (as defined below) interests, including establishing appropriate incentives for Management;

      - the costs associated with the proxy;

      - impact on redemption or withdrawal rights;

      - the continued or increased availability of portfolio information; and

      - industry and business practices.

II.   Specific Policies

      A.   Routine Matters
      Routine matters are typically proposed by Management of a company and meet the following criteria: (i) they do not measurably change the structure, management, control or operation of the Fund; (ii) they do not measurably change the terms of, or fees or expenses associated with, an investment in the Fund; and (iii) they are consistent with customary industry standards and practices, as well as the laws of the state of incorporation applicable to the Fund.

      For routine matters, the Adviser will vote in accordance with the recommendation of the Fund's management, directors, general partners, managing members or trustees (collectively, "Management"), as applicable, unless, in the Adviser's opinion, such recommendation is not in the best interests of the Client.

      The Adviser will generally vote for the following proposals:

1. To change capitalization, including to increase authorized common shares or to increase authorized preferred shares as long as there are not disproportionate voting rights per preferred share.

2.    To elect or re-elect Board members.

3.    To appoint or elect auditors.

4.    To set time and location of annual meeting.

5.    To establish a master/feeder  structure without a significant increase in fees  or expenses.

6.    To change the fiscal year or term of the Fund.

7.    To change the name of a Fund.

      B.   Non-Routine Matters
      Non-routine matters involve a variety of issues and may be proposed by Management or beneficial owners of a Fund (i.e., shareholders, members, partners, etc. (collectively, the "Owners")). These proxies may involve one or more of the following: (i) a measurable change in the structure, management, control or operation of the Fund; (ii) a measurable change in the terms of, or fees or expenses associated with, an investment in the Fund; or (iii) a change that is inconsistent with industry standards and/or the laws of the state of formation applicable to the Fund.

           1.  Structure, Management and Investment Authority
      On  a  case-by-case   basis,  the  Adviser  will  decide  the
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following matters, taking into account these Policies and factors relevant to each proxy, as discussed below.

           a.   Approval   or   Renewal  of   Investment   Advisory Agreements
                i.  proposed and current fee schedules
                ii.  performance history of the Fund
                iii.  continuation of management talent
                iv. alignment of interests  between  Management and Owners
           b.  Termination or Liquidation of the Fund
                i.  terms of liquidation
                ii. past performance of the Fund
                iii. strategies employed to save the Fund
           c.  Increases in Fees or Expenses
                i.  comparison to industry standards
                ii.  potential  impact on the value of the  returns of the Fund
                iii. retention of management talent
           2.  Share Classes and Voting Rights
           The Adviser will generally vote against the following proposals:
           a. To establish a class or classes with terms that may disadvantage other classes.
           b. To introduce unequal voting rights.
           c. To change the amendment provisions of an entity by removing investor approval requirements.
      C.   All Other Matters
      All other decisions regarding proxies will be determined on a case-by-case basis taking into account the general policy, as set forth above.

      D.   Abstaining from Voting or Affirmatively Not Voting
      The  Adviser  will  abstain  from  voting  (which   generally requires
submission of a proxy voting card) or affirmatively decide not to vote if the Adviser determines that abstaining or not voting is in the best interests of the Client. The Adviser is authorized to consider the best interests of its Client accounts, in the aggregate, when making the decision to abstain from voting or not to vote. In making such a determination, the Adviser will consider various factors, including, but not limited to: (i) the costs associated with exercising the proxy (e.g. translation or travel costs); and (ii) any legal restrictions on trading resulting from the exercise of a proxy. The Adviser will not abstain from voting or affirmatively decide not to vote a proxy if the Client is a plan asset fund subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

III.  Conflicts of Interest

      At times, conflicts may arise between the interests of the Client, on the one hand, and the interests of the Adviser or its affiliates, on the other hand. If the Adviser determines that it has, or may be perceived to have, a conflict of interest when voting a proxy, the Adviser will address matters involving such conflicts of interest as follows:

      A. if a proposal is addressed by the specific policies herein, the Adviser will vote in accordance with such policies;

      B. if the Adviser believes it is in the best interests of the Client to depart from the specific policies provided for herein, the Adviser will be subject to the requirements of C or D below, as applicable;

      C. if the proxy proposal is (1) not addressed by the specific policies or
(2) requires a case-by-case determination by the Adviser, the Adviser may vote such proxy as it determines to be in the best interests of the Client, without taking any action described in D below, provided that such vote would be against the Adviser's own interest in the matter (i.e. against the perceived or actual conflict). The Adviser will memorialize the rationale of such vote in writing; and

      D. if the proxy proposal is (1) not addressed by the specific policies or
(2) requires a case-by-case determination by the Adviser, and the Adviser believes it should vote in a way that may also benefit, or be perceived to benefit, its own interest, then the Adviser must take one of the following actions in voting such proxy: (a) delegate the voting decision for such proxy proposal to an independent third party; (b) delegate the voting decision to an independent committee of partners, members, directors or other representatives of the Client, as applicable; (c) inform the investors in a Client of the conflict of interest and obtain consent (majority consent in the case of a fund) to vote the proxy as recommended by the Adviser; or (d) obtain approval of the decision from the Adviser's Compliance Officer.

IV.   Procedures for Proxies

      The Compliance Officer will be responsible for determining whether each proxy is for a "routine" matter or not, as described above. All proxies identified as "routine" will be voted by the Adviser in accordance with the Policies.

      Any proxies that are not clearly "routine" will be submitted to the Portfolio Manager, who will determine how to vote each such proxy by applying the Policies. Upon making a decision, the proxy will be executed and returned to the Adviser for submission to the company. Upon receipt of an executed proxy, the Compliance Officer will update the Client's proxy voting record. The Adviser is responsible for the actual voting of all proxies in a timely manner. The Compliance Officer is responsible for monitoring the effectiveness of the Policies.

      In the event the Adviser determines that the Client should rely on the advice of an independent third party or a committee regarding the voting of a proxy, the Adviser will submit the proxy to such third party or committee for a decision. The Adviser will execute the proxy in accordance with such third party's or committee's decision.

V.    Record of Proxy Voting

      The Compliance Officer will maintain, or have available, written or electronic copies of each proxy statement received and of each executed proxy.

      The Compliance Officer will also maintain records relating to each proxy, including (i) the determination as to whether the proxy was routine or not; (ii) the voting decision with regard to each proxy; and (iii) any documents created by the Portfolio Manager, or others, that were material to making the voting decision.

      The Adviser will maintain a record of each written request from an investor in [a Client] for proxy voting information and the Adviser's written response to any request (oral or written) from an investor in a Client for proxy voting information.

      The Compliance Officer will maintain such records in its offices for two years and for an additional three years in an easily accessible place.

VI.   Definitions

      A. Portfolio Manager - Spencer N. Boggess, or as otherwise determined by the Adviser.

      A. Compliance Officer - [Sharon Davison], or as otherwise determined by the Adviser.

               PROXY VOTING POLICIES AND PROCEDURES

                    PUBLICLY TRADED SECURITIES

I.    General Policy

      The general policy is to vote proxy proposals relating to client securities, (the "proxies"), in a manner that serves the best interests of the funds and accounts managed by the Adviser, as determined by the Adviser in its discretion, taking into account relevant factors, including, but not limited to:

o     the impact on the value of the securities;

o the anticipated costs and benefits associated with the proposal; and

o     customary industry and business practices.

II.   Specific Policies

A.    Routine Matters
      Routine matters are typically proposed by Management (as defined below) of a company and meet the following criteria: (i) they do not measurably change the structure, management, control or operation of the company; (ii) they do not measurably change the terms of, or fees or expenses associated with, an investment in the company; and (iii) they are consistent with customary industry standards and practices, as well as the laws of the state of incorporation applicable to the company.

      For routine matters, the Adviser will vote in accordance with the recommendation of the company's management, directors, general partners, managing members or trustees (collectively, the "Management"), as applicable, unless, in the Adviser's opinion, such recommendation is not in the best interests of the fund or account.

      1.   General Matters
      The Adviser will generally vote for the following proposals:
           a.   to set time and location of annual meeting;

           b.   to change the fiscal year of the company; and

           c.   to change the name of a company.

      2.   Board Members
           a.   Election   or   Re-Election.   The   Adviser   will generally
      vote for Management  proposals to elect or re-elect
           ---
                Board members.
           b.   Fees to Board  Members.  The Adviser will generally vote for
                                                                         ---
      proposals to increase fees paid to Board members, unless it determines that the compensation exceeds market standards.
      3.   Capital Structure
           The Adviser will  generally vote for proposals to change
                                            ---
      capitalization, including to increase authorized common shares or to increase authorized preferred shares, as long as the proposal does not either: (i) establish a class or classes of shares or interests with terms that may disadvantage the class held by the fund or account or
      (ii) result in disproportionate voting rights for preferred shares or other classes of shares or interests.
      4.   Appointment of Auditors

           The Adviser will generally vote for the approval of auditors and proposals authorizing the Board to fix auditor fees, unless:

           a. the Adviser has serious concerns about the accounts presented or the audit procedures used; r
           b.   the auditors are being changed without explanation.
B.    Non-Routine Matters

      Non-routine matters involve a variety of issues and may be proposed by a company's Management or beneficial owners (i.e., shareholders, members, partners, etc. (collectively, the "Owners")). These proxies may involve one or more of the following: (i) a measurable change in the structure, management, control or operation of the company; (ii) a measurable change in the terms of, or fees or expenses associated with, an investment in the company; or (iii) a change that is inconsistent with industry standards and/or the laws of the state of incorporation applicable to the company.

      1.   Board Members
           a.   Term Limits.  The Adviser will generally vote for proposals to
                                                              ---
      require a reasonable retirement age (e.g., 72) for Board members, and will vote on a case-by-case basis on proposals to attempt to limit
                     ------------
      tenure.
           b.   Replacement.   The  Adviser  will   generally  vote against
                                                                    -------
      proposals that make it more difficult to replace Board members, including the following proposals:
          (i)    to stagger the Board;

          (ii)   to overweight company Management on the Board;

          (iii) to introduce cumulative voting (cumulative voting allows the Owners to "stack" votes behind one or a few individuals for a position on the Board, thereby giving minority Owners a greater chance of electing the Board member(s));

          (iv)   to introduce unequal voting rights;

          (v)    to create supermajority voting; or

          (vi)   to establish pre-emptive rights.

           c.   Liability   and   Indemnification.   In   order  to promote
      accountability,  the  Adviser  will  generally  vote against  proposals to
                                                           ------
      limit the  personal  liability of Board members  for any breach of
                                                       ---
      fiduciary  duty or failure to act in good faith.
           d.   Ownership  Issues.  The Adviser will generally vote for
                                                                    ---
      proposals that require Management to own a minimum interest in the company. The purpose of this policy is to encourage the alignment of Management's interests with the interests of the company's Owners. However, the Adviser will generally vote against proposals for stock
                                                   -------
      options orother compensation that grant an ownership interest for Management if such proposals offer greater than [15%] of the outstanding securities of a company because such options may dilute the voting rights of other Owners of the company.
      2.   Compensation, Fees and Expenses
           In general,  the Adviser will vote against  proposals to increase
                                              -------
      compensation,  fees or expenses  applicable  to the company's  Owners, unless the Adviser determines that the benefits resulting to the company and its Owners justifies the increased compensation, fees or expenses.
      3.   Voting Rights
           The Adviser will generally vote against the following proposals:
           a.   to introduce unequal voting or dividend rights among the
                classes;
           b.   to change the  amendment  provisions of a company's charter
                documents  by  removing   Owner  approval requirements;
           c. to require supermajority (?) approval for votes rather than a simple majority (1/2);
           d.   to  restrict  the  Owners'  right to act by written consent; or
           e. to restrict the Owners' right to call meetings, propose amendments to the articles of incorporation or other governing documents of the company or nominate Board members;
           The  Adviser  will  generally  vote for  proposals  that eliminate
                                               ---
      any of the foregoing rights or requirements.
      4.   Takeover Defenses and Related Actions
           The Adviser will  generally vote against any proposal to
                                            -------
      create any plan or procedure designed primarily to discourage a takeover or other similar action, including "poison pills". Examples of "poison pills" include:
           a.   large  increases in the amount of stock  authorized but not issued;
           b.   blank  check  preferred  stock  (stock with a fixed
                dividend and a preferential claim on company assets relative to common shares, the terms of which are set by the Board at a future date without further action by the Owners);
           c.   compensation  that  would act to reward  Management as  a result
                of  a  takeover   attempt,   whether successful  or  not,  such
                as revaluing purchase price of stock options, or "golden parachutes";
           d. fixed price amendments that require a certain price to be offered to all Owners based on a fixed formula; and
           e. greenmail provisions that allow a company to make payments to a bidder in order to persuade the bidder to abandon its takeover plans.
           The Adviser will generally vote for proposals that eliminate any of the foregoing rights or requirements, as well as proposals to:
           a. require that golden parachutes or golden handcuffs be submitted for ratification by the Owners; and
           b. to opt out of state anti-takeover laws deemed by the Adviser to be detrimental.
           The Adviser will generally vote on a case-by-case basis regarding other proposals that may be used to prevent takeovers, such as the establishment of employee stock purchase or ownership plans.
      5.   Reincorporation
           The  Adviser  will  generally  vote for a change  in the state of
                                               ---
      incorporation if the change is for valid business reasons (such as reincorporating in the same state as the headquarters of the controlling company).
      6.   Debt Issuance and Pledging of Assets for Debt

           The Adviser will generally vote proxies relating to the issuance of debt, the pledging of assets for debt, and an increase in borrowing powers on a case-by-case basis, taking into consideration relevant factors, including, for example:

           a.   the    potential    increase   in   the   company's outstanding
      interests or shares,  if any (e.g.,  convertible bonds); and
           b. the potential increase in the company's capital, if any, over the current outstanding capital.

      7.   Mergers or Acquisitions

           The Adviser will vote proxies relating to mergers or acquisitions on a case-by-case basis, but will generally vote for any proposals that the Adviser believes will offer fair value to its clients.
      8.   Termination or Liquidation of the Company
           The   Adviser   will  vote   proxies   relating  to  the
      termination or liquidation of a company on a case-by-case basis, taking into consideration one or more of the following factors:
           a.   terms of liquidation;
           b.   past performance of the company; and
           c.   strategies employed to save the company.
      9.   Social & Environmental Issues  and Corporate Responsibility
           The Adviser will vote proxies relating to social and environmental issues on a case-by-case basis, but will generally vote for any proposals that will reduce discrimination and pollution, improve protections to minorities and disadvantaged classes, and increase conservation of resources and wildlife.

           The Adviser will generally vote against any proposals that place arbitrary restrictions on the company's ability to invest, market, enter into contractual arrangements or conduct other activities. The Adviser will also generally vote against proposals:

           a.   to bar or restrict charitable contributions; or

           b.   to limit corporate political activities.
      10.  All Other Matters
           All other decisions regarding proxies will be determined on a case-by-case basis taking into account the general policy, as set forth above.